EXHIBIT 10.1

                       AGREEMENT FOR SETTLEMENT, DISMISSAL

                          OF CLAIMS AND MUTUAL RELEASES

         This Agreement is entered into between PSC Inc. ("PSC") and Metrologic Instruments, Inc. ("Metrologic") as of April 9, 1997.

         WHEREAS, PSC is the owner and assignee of United States Patent Number 4,652,750 (the "'750 Patent"); and

         WHEREAS, PSC commenced a lawsuit against Metrologic for infringement of the `750 Patent, which lawsuit is captioned as PSC Inc. v. Metrologic Instruments, Inc., Civil Action No. 92-CV-6277T in the U.S. District Court for the Western Division of New York (the "Lawsuit"); and

         WHEREAS, Metrologic filed a counterclaim in the Lawsuit seeking declaratory judgments (a) that its products do not infringe the `750 Patent, and (b) that the `750 Patent is invalid and unenforceable; and

         WHEREAS, without making any admissions, the parties to this Agreement desire to resolve the Lawsuit and the claims and counterclaims asserted in the Lawsuit.

         NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, agree as follows:

         Dismissal of Lawsuit. The parties hereby agree to cause their attorneys to execute and file a stipulation of dismissal of the Lawsuit substantially in the form attached hereto as Exhibit A.

         Release by PSC. PSC, for itself and all of its past and present directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, insurers, predecessors, successors and assigns, hereby releases and forever discharges Metrologic and all of its past and present directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, insurers, predecessors, successors and assigns from liability for any and all claims for costs, expenses, and attorney's fees incurred in connection with the Lawsuit and from liability for any and all claims related to the prosecution or defense of the Lawsuit.

         Release by Metrologic. Metrologic, for itself and all of its past and present directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, insurers, predecessors, successors and assigns, hereby releases and forever discharges PSC and all of its past and present directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, insurers, predecessors, successors and assigns from liability for any and all claims for costs, expenses, and attorney's fees incurred in connection with the Lawsuit and from liability for any and all claims related to the prosecution or defense of the Lawsuit.

         No Assignment. Each of the parties warrants and represents to the other that it has not made, will not make, has not suffered to be made, and will not suffer to be made any assignment or transfer of any right, claim, demand, or cause of action covered by the releases exchanged in paragraphs 2 and 3 of this Agreement.

         No Reliance. Each of the parties warrants and represents to the other that it has relied upon its own judgment and that of its own independent legal counsel regarding the agreed upon consideration for the terms of this Agreement and the releases contained herein and that no statements or representations made by the other party, its agents, employees, or legal counsel have influenced or induced it to execute this Agreement and the releases contained herein. Each party hereby assumes the risk of any mistake of fact in connection with the true facts relating to all matters related to this Agreement or the Lawsuit.

         Governing Law. This Agreement and any questions regarding its validity or the interpretation or construction of its provisions shall be governed by the internal laws of the State of New York without regard to conflict of laws principles.

         Merger and Integration. This Agreement contains the final, complete, and exclusive agreement between the parties hereto and may only be amended by a subsequent writing signed by both parties. Each party has carefully read this Agreement and understands the effect of this agreement on its rights and obligations.

         No Admission. The parties understand and agree that this Agreement represents the settlement of disputed claims, that neither party admits liability of any sort for any claim released or dismissed by this Agreement, and that no past or present wrongdoing on the part of either party shall be implied from the terms of this Agreement.

         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their successors and assigns.

         Execution. This Agreement may be executed in counterparts. Signatures by facsimile or copy shall be treated as original signatures.

                  IN WITNESS WHEREOF, the parties have cause this Agreement to be executed as follows:

                                        PSC Inc.

                                        By: /s/ Joseph F. Murphy__________
                                            Joseph F. Murphy
                                            Vice President


                                        METROLOGIC INSTRUMENTS, INC.

                                        By: /s/ C. H. Knowles_____________
                                             C. Harry Knowles
                                             President

EXHIBIT A

UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF NEW YORK


PSC INC.,
                                                              Civil Action No.
                  Plaintiff,                                  92-CV-6277T

v.

METROLOGIC INSTRUMENTS, INC.

                  Defendant.

                            STIPULATION OF DISMISSAL

         Pursuant to an Agreement for Settlement, Dismissal of Claims, and Mutual Releases that has been executed by both parties, the parties, by their undersigned counsel, stipulate pursuant to Fed. R. Civ. P. 41(a)(1) that this action is hereby dismissed as follows:

         1. All claims asserted by plaintiff PSC Inc. in its complaint are dismissed with prejudice.

         2. Except for its counterclaim for a declaratory judgment of invalidity and unenforceability of U.S. Patent No. 4,652,750, all claims asserted by defendant Metrologic Instruments, Inc. in its counterclaim are dismissed with prejudice.

         3. Defendant's counterclaim for a declaratory judgment of invalidity and unenforceability of U.S. Patent No. 4,652,750 is dismissed without prejudice.

         4. Each party shall bear its own costs, expenses, and attorney's fees.

/s/ Douglas M. Hagerman                            /s/ Francis J. Murphy
-----------------------                            ---------------------
Douglas M. Hagerman                                Francis J. Murphy
Foley & Lardner                                    Hopgood, Calimafde, Kalil &
777 East Wisconsin Avenue                             Judlowe, L.L.P.
Milwaukee, Wisconsin  53202                        60 East 42nd Street
(414) 297-5526                                     New York, New York 10165
                                                   (212) 986-2480
Counsel for Plaintiff PSC Inc.                     Counsel for Defendant
                                                   Metrologic Instruments, Inc.